  UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 11, 2015

Griffin Capital Essential Asset REIT II, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  333-194280

MD	46-4654479
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

Griffin Capital Plaza, 1520 E. Grand Avenue, El Segundo, CA 90245
(Address of principal executive offices, including zip code)

(310) 469-6100
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into Material Definitive Agreement
On April 16, 2015, Griffin Capital Corporation, the sponsor (the "Sponsor") of Griffin Capital Essential Asset REIT II, Inc. (the "Registrant"), entered into a purchase and sale agreement (the "Purchase Agreement") with an unaffiliated third party for the purchase of the American Express Center property (as defined below). On May 11, 2015, the Sponsor assigned its interest in the Purchase Agreement to two wholly-owned subsidiaries of the Registrant's operating partnership, and the Registrant closed on the acquisition of the American Express Center property, as described in Item 2.01 below. The information in this Item 1.01 description and Item 2.01 below is qualified in its entirety by the full Purchase Agreement, which is attached as Exhibit 10.1 hereto. See also the description of the American Express Center leases in Item 2.01 below.
Item 2.01.    Completion of Acquisition or Disposition of Assets
On May 11, 2015, the Registrant acquired a data center and office property consisting of approximately 513,400 net rentable square feet located in Phoenix, Arizona (the "American Express Center property"). The American Express Center property consists of two buildings; a three-story approximately 300,000 square foot Class "A" data center ("Data Center") and a four-story approximately 213,400 square foot Class "B" office building ("Technical Resource Center"). The American Express Center property is leased in its entirety to American Express Travel Related Services Company, Inc. ("Tenant"). The purchase price for the American Express Center property was $91.5 million, plus closing costs. The purchase price and acquisition fees and expenses earned by and paid to the Registrant's advisor were funded with proceeds from the Registrant's public offering and a draw of $45.7 million pursuant to the Registrant's revolving credit facility with a syndicate of lenders under which KeyBank, N.A. ("KeyBank") serves as administrative agent and JPMorgan Chase Bank, N.A. ("JPMorgan") serves as syndication agent (the "KeyBank Revolving Credit Facility"). The Registrant's advisor earned and was paid $1.83 million in acquisition fees in connection with the acquisition of the American Express Center property. The Registrant incurred acquisition expenses of approximately $250,800 in connection with the acquisition of the American Express Center property, approximately $60,300 of which were reimbursed or paid to the Registrant's advisor and approximately $190,500 of which were paid to unaffiliated third parties.
The Tenant provides financial and travel related services for consumers and companies worldwide. The Tenant is a wholly-owned subsidiary of the parent company American Express Company ("AMEX"), ranked #90 on the 2014 Fortune 500 List. The Data Center is utilized to process 100% of AMEX's global credit card authorizations and the Technical Resource Center houses AMEX employees who maintain AMEX's technology infrastructure and perform testing and research and development functions. The Tenant has an investment grade credit rating of 'A-' by S&P and AMEX has an investment grade credit rating of 'BBB+' by S&P.
The American Express Center property is located in Phoenix, Arizona within the Deer Valley Submarket, a mile from Interstate 17 and AZ Loop 101. The Registrant believes the American Express Center property is a business essential facility to the Tenant's overall operations due to the operational functions performed therein and the capital invested by the Tenant.
The American Express Center leases, as amended, are absolute triple-net leases, each with a remaining term of approximately 8.2 years upon the Registrant's acquisition, expiring in July 2023. The current annual base rent is approximately $3.4 million for the Data Center and $2.4 million for the Technical Resource Center, with 0.2% average annual rental increases for the remaining duration of the leases. The Tenant has four five-year renewal options, no termination option, and a right of first refusal under each lease, subject to certain conditions. Base rent for the first renewal term is at 105% of the then current rental rate and base rent for the three remaining five-year renewal options is at 95% of the fair market value as of the notice date. Currently, under the Data Center lease, an affiliate of the Tenant leases 7% of the Data Center; however, as of August 1, 2015, such lease will terminate and the Tenant will lease the entire Data Center property. The information related to the American Express Center leases in this Item 2.01 description is qualified in its entirety by the full Data Center lease, the First Amendment to the Data Center lease, the full Technical Resource Center lease, and the First Amendment to the Technical Resource Center lease, which are attached as Exhibits 10.2 through 10.5 hereto.

The going-in capitalization rate for the American Express Center property is approximately 6.41%. The going-in capitalization rate is determined by dividing the projected net operating income for the first fiscal year the Registrant owns the property by the acquisition price (exclusive of closing and offering costs). The net operating income is calculated by totaling the sum of all the revenues from the Tenant including base rental revenue, parking revenue, and expense reimbursement revenue then deducting the total of all the property expenses including utilities, insurance, real estate taxes, repairs and maintenance, and all property operating expenses. The projected net operating income includes assumptions that may not be indicative of the actual future performance of a property, including the assumption that the Tenant will perform its obligations under its lease agreements during the next 12 months.
The Tenant will be responsible for managing the American Express Center property. Griffin Capital Essential Asset Property Management II, LLC will be paid an oversight fee in an amount of 1% of the gross monthly revenues collected from the American Express Center property.
Item 9.01.    Financial Statements and Exhibits
(a)     Financial Statements of Real Estate Acquired.
Since the American Express Center property is leased to a tenant on a long-term basis under separate absolute triple-net leases, the Registrant believes that financial information about the parent company of the tenant is more relevant to investors than the financial statements of the property acquired. AMEX, the parent company, is a public company which currently provides its financial statements in reports to investors. These reports can be found on the Securities and Exchange Commission's website at www.sec.gov.
(b)    Pro Forma Financial Information.
Since it is impracticable to provide the required pro forma financial statements for the acquired real property described in Item 2.01 at the time of this filing, the Registrant hereby confirms that it intends to file the required financial statements on or before July 25, 2015 by amendment to this Form 8-K.
(d)    Exhibits.
10.1    Purchase Agreement dated April 16, 2015
10.2    Data Center Lease dated August 23, 2005
10.3    First Amendment to Data Center Lease dated July 22, 2014
10.4    Technical Resource Center Lease dated July 27, 2005
10.5    First Amendment to Technical Resource Center Lease dated July 22, 2014

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Griffin Capital Essential Asset REIT II, Inc.

Date: May 15, 2015	By:	/s/ Howard S. Hirsch
Howard S. Hirsch
Vice President and Secretary